SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          UNION BANKSHARES CORPORATION
                (Name of Registrant as Specified in its Charter)


                          UNION BANKSHARES CORPORATION
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                          UNION BANKSHARES CORPORATION

                               211 N. MAIN STREET
                               POST OFFICE BOX 446
                       BOWLING GREEN, VIRGINIA 22427-0446
                                  804/633-5031




                                 March 11, 1997



Dear Fellow Shareholder:

            You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, April 8, 1997 at 7:00 p.m. at the Richmond County Elementary School located on Maple Street in Warsaw, Virginia.

            The primary business of the meeting will be the election of directors. We also will report to you on the condition and performance of the Company and its subsidiaries, and you will have ample opportunity to question management on matters that affect the interests of all shareholders. The meeting will be followed by a reception that we hope you will be able to attend.

            We hope you will be with us on April 8th. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

            We appreciate your continued loyalty and support.


                                              Sincerely,



                                              G. William Beale
                                              PRESIDENT

                          UNION BANKSHARES CORPORATION


-------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
-------------------------------------------------------------------------------

                           TO BE HELD ON APRIL 8, 1997

            The Annual Meeting of Shareholders of Union Bankshares Corporation will be held at the Richmond County Elementary School located on Maple Street in Warsaw, Virginia at 7:00 p.m. on April 8, 1997 for the following purposes:

            1.          To elect three directors to serve for a three year term;
                        and

            2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

            The Board of Directors has fixed February 26, 1997, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.


                                         By Order of the Board of Directors



                                         D. Anthony Peay
                                         VICE PRESIDENT AND CORPORATE SECRETARY

March 11, 1997


            PLEASE PROMPTLY COMPLETE AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

        211 N. Main Street, P. O. Box 446, Bowling Green, Virginia 22427

                          UNION BANKSHARES CORPORATION

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 8, 1997

                                     GENERAL

            The enclosed proxy is solicited by the Board of Directors of Union Bankshares Corporation (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Tuesday, April 8, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is March 11, 1997.

REVOCATION AND VOTING OF PROXIES

            Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

VOTING RIGHTS OF SHAREHOLDERS

            Only shareholders of record at the close of business on February 26, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 3,565,415 shares of Company Common Stock were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

            Each share of Company Common Stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

SOLICITATION OF PROXIES

            The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

                      ELECTION OF DIRECTORS - PROPOSAL ONE

DIRECTORS

            The Company's Board is divided into three classes (I, II and III). The term of office for Class I directors will expire at the Annual Meeting. The three persons named immediately below, each of whom currently serves as a director of the Company, will be nominated to serve as Class I directors. If elected, the three nominees will serve until the Annual Meeting of Shareholders held in 2000. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named as nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE THREE NOMINEES SET FORTH BELOW. The three nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

                                                              SERVED AS              PRINCIPAL OCCUPATION
                    NAME (AGE)                            DIRECTOR SINCE (1)         DURING PAST FIVE YEARS
                    ----------                            ------------------         ----------------------
1997 CLASS (NOMINEES):

Homer L. Hite (57)                                               1974               Senior Vice President of the Company since 1996
                                                                                    and President and Chief Executive Officer of
                                                                                    King George State Bank since 1974.

M. Raymond Piland, III (63)                                      1980               President, Williamsburg Millwork Corporation,
                                                                                    Bowling Green, Virginia.

E. Peyton Motley (52)                                            1978               Executive Vice President of the Company and
                                                                                    President of Northern Neck State Bank.




1998 CLASS (DIRECTORS SERVING UNTIL THE 1998 ANNUAL MEETING):

Ronald L. Hicks (50)                                             1985               Attorney, Of Counsel to Jarrell, Hicks and
                                                                                    Sasser, Spotsylvania County, Virginia; Chairman
                                                                                    of the Board of Union Bank & Trust Company since
                                                                                    1987.

W. Tayloe Murphy, Jr. (63)                                       1966               Attorney, Smith, Murphy and Taliaferro, Warsaw,
                                                                                    Virginia; delegate in the House of
                                                                                    Representatives of the Virginia General
                                                                                    Assembly.

A. D. Whittaker (57)                                             1981               President, A. D. Whittaker, Inc., a commercial
                                                                                    construction firm in Hanover County, Virginia.

1999 CLASS (DIRECTORS SERVING UNTIL THE 1999 ANNUAL MEETING):

G. William Beale (47)                                            1991               President and Chief Executive Officer of the
                                                                                    Company since its inception; President of Union
                                                                                    Bank & Trust Company since 1991.
                                        2





                                                              SERVED AS              PRINCIPAL OCCUPATION
                    NAME (AGE)                            DIRECTOR SINCE (1)         DURING PAST FIVE YEARS
                    ----------                            ------------------         ----------------------

1999 CLASS (DIRECTORS SERVING UNTIL THE 1999 ANNUAL MEETING) (CONT'D):

B. Walton Mahon (68)                                             1965               Chairman of the Board of the Company; formerly
                                                                                    served as President of Union Bank & Trust
                                                                                    Company from 1965 to 1991

Charles H. Ryland (83)                                           1940               Vice Chairman of the Board of the Company;
                                                                                    Attorney, Warsaw, Virginia.



(1) Each director has served on the Board of Directors of the Company since the consummation of the affiliation of Union Bancorp, Inc. and Northern Neck Bankshares Corporation in July 1993 which created the Company, with the exception of Mr. Hite who was appointed to the Board of Directors upon consummation of the affiliation of King George State Bank with the Company. The date above refers to the year in which Messrs. Beale, Hicks, Mahon, Piland, and Whittaker were first elected to the Board of Directors of Union Bank & Trust Company, Messrs. Motley, Murphy and Ryland were first elected to the Board of Directors of Northern Neck State Bank, and Mr. Hite was first elected to the Board of Directors of King George State Bank.

BOARD OF DIRECTORS AND COMMITTEES

            There were five meetings of the Board of Directors in 1996. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and its committees of which he was a member in 1996.

            There are no family relationships among any of the directors or among any directors and any officer. None of the directors serve as directors of other publicly-held companies.

            The Board of Directors has, among others, a standing Executive Committee, Audit Committee and Compensation Committee.

            EXECUTIVE COMMITTEE. The Executive Committee is composed of G. William Beale, E. Peyton Motley, Walton Mahon and Charles H. Ryland. The Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. In 1996, there were no meetings of the Executive Committee.

            AUDIT COMMITTEE. The Audit Committee is composed of A. D. Whittaker and W. Tayloe Murphy, Jr. The functions of the Committee are to recommend selection of independent certified public accountants, to approve the scope of the independent accountants' audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor and to convey their findings to the Board of Directors. The Audit Committee met once in 1996.

            COMPENSATION COMMITTEE. The Compensation Committee consists of Walton Mahon and Charles H. Ryland. The function of this committee is to recommend the compensation to be paid to the executive officers of the Company. It also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The Compensation Committee met once in 1996.

DIRECTORS' FEES

            As compensation for their services, each member of the Board of Directors of the Company receives $375 for each meeting of the Board attended. In addition, standing committee members receive $200 for each committee meeting attended. Board members who are also officers do not receive any additional compensation above their regular salary for any Board or committee meeting.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

            Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during the fiscal year ended December 31, 1996.

                        OWNERSHIP OF COMPANY COMMON STOCK

            The following table sets forth, as of February 28, 1997, certain information with respect to the beneficial ownership of Company Common Stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.

            As of February 28, 1997, no shareholder of the Company beneficially owned 5% or more of Company Common Stock.


                                                                          AMOUNT AND NATURE OF BENEFICIAL           PERCENT
            NAME                                                                    OWNERSHIP (1)                   OF CLASS
        ----------                                                      ----------------------------------          ----------

G. William Beale.....................................................                 5,303   (3)(4)                  (2)
Ronald L. Hicks......................................................                 6,790   (3)                     (2)
Homer L. Hite........................................................                12,238                           (2)
B. Walton Mahon......................................................                50,890   (3)                     1.4%
E. Peyton Motley.....................................................                32,638   (3)(4)                  (2)
W. Tayloe Murphy, Jr.................................................               127,393   (3)                     3.6%
M. Raymond Piland, III...............................................                 5,040   (3)                     (2)
Charles H. Ryland....................................................               132,499   (3)                     3.7%
A. D. Whittaker......................................................                25,158   (3)                     (2)
All directors and executive officers as a group......................               398,209                          11.1%


------------------
(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

(2)   Represents less than 1% of Company Common Stock.

(3) Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Beale, 790 shares; Mr. Hicks, 1,190 shares; Mr. Mahon, 8,700 shares; Mr. Motley, 4,884 shares; Mr. Murphy, 122,288 shares; Mr. Piland, 1,440 shares; Mr. Ryland, 54,999 shares; and Mr. Whittaker, 14,509 shares.

(4) Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company's Stock Option Plan as follows: Mr. Beale, 4,000 shares; and Mr. Motley, 12,600 shares.

                             EXECUTIVE COMPENSATION

            During 1996, the only executive officers of the Company who received annual compensation in excess of $100,000 were G. William Beale, President and Chief Executive Officer, E. Peyton Motley, Executive Vice President, and Homer
L. Hite, Senior Vice President. The following table shows the cash compensation paid to Messrs. Beale, Motley and Hite during 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE



                                                                            LONG-TERM
                                                                          COMPENSATION
                                                  ANNUAL COMPENSATION(2)   SECURITIES
             NAME AND                      -----------------------------  UNDERLYING          ALL OTHER
        PRINCIPAL POSITION       YEAR         SALARY         BONUS        OPTIONS (3)       COMPENSATION(4)
        ------------------       ----         ------         -----        -----------       ---------------
G. William Beale (1)             1996         $ 130,000      $  3,651              --             $ 19,138
    President/Chief              1995           100,000         4,677          10,000               17,967
    Executive Officer            1994            91,000         2,335              --               16,686

E. Peyton Motley (1)             1996         $ 110,000      $  6,250              --             $  6,250
    Executive Vice               1995            95,000         4,722              --                4,722
    President                    1994            89,250         3,553              --                3,553

Homer L. Hite (1)                1996         $  95,492      $ 14,488              --             $  3,600
    Senior Vice                  1995            90,258            --              --                3,600
    President                    1994            89,804            --              --                3,450
------------------

(1) Messrs. Beale and Motley have served as President and Chief Executive Officer and Executive Vice President, respectively, of the Company since inception in July 1993. Mr. Hite has served as Senior Vice President since September 1996.

(2) The amount of compensation in the form of perquisites or other personal did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each year for Messrs. Beale, Motley and Hite.

(3) While the Company's stock option plan permits the granting of restricted stock awards, no such awards have been made. This plan is the Company's only stock-based long term compensation plan currently in effect.

(4) Includes for 1996: (i) $15,860 accrued on behalf of Mr. Beale under the Profit Sharing and Thrift Plan and the Employee Stock Ownership Plan of Union Bank & Trust Company; (ii) $3,278 accrued on behalf of Mr. Beale under a deferred compensation arrangement; (iii) $6,250 accrued on behalf of Mr. Motley under the Profit Sharing and Thrift Plan; and (iv) $3,000 accrued on behalf of Mr. Hite under a deferred compensation agreement. See the discussion below in the section captioned "Employee Benefit Plans" or a description of the Deferred Compensation Plan and the Employee Stock Ownership Plan.

STOCK OPTION GRANTS IN 1996

            The Company's stock option plan provides for the granting of both incentive and non-qualified stock options and restricted stock awards to executive officers and key employees of the Company and its subsidiaries. No restricted stock awards have been granted under the Plan.

            No stock options were granted during 1996 to Messrs. Beale, Motley or Hite.

STOCK OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

            The following table shows certain information with respect to the number and value of unexercised options at year-end. No stock options were exercised during 1996 by Messrs. Beale or Motley.


                                                                              NUMBER OF                            VALUE OF
                                                                          SHARES UNDERLYING                       UNEXERCISED
                                  NUMBER OF                                  UNEXERCISED                         IN-THE-MONEY
                               SHARES ACQUIRED               VALUE            OPTIONS AT                          OPTIONS AT
                  NAME           ON EXERCISE               REALIZED       DECEMBER 31, 1996                  DECEMBER 31, 1996 (1)
                  ----           -----------               --------       -----------------                  ---------------------
G. William Beale                     --                         --                10,000                             $  30,000
E. Peyton Motley                     --                         --                12,600                               221,004
------------------------

(1) Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 1996

EMPLOYEE BENEFIT PLANS

            The Company and its three banking subsidiaries, Union Bank & Trust Company ("Union Bank"), Northern Neck State Bank ("Northern Neck Bank") and King George State Bank ("King George Bank"), maintain several tax qualified and non-qualified employee benefit plans for employees of the Company and the three banks, which benefit plans are described below.

            THE COMPANY'S PLANS

            RETIREMENT PLAN. The Company's noncontributory defined benefit retirement plan (the "Retirement Plan") covers all full time employees and any part-time employees working greater than 1,000 hours annually. Employees who are 21 years of age and have completed one year of service are eligible to participate. The normal retirement age is 65, but participants may elect early retirement at 55 and disability retirement after 10 years of service at reduced levels of benefits. Vesting is 100% after 5 years of service.

            The following table provides information concerning estimated annual benefits that are payable to covered employees at normal retirement age under the terms of the Retirement Plan, based on the compensation and years of service classifications specified below. The plan benefits shown in the table are computed on the basis of a straight life annuity beginning at age 65.


                                                                   YEARS OF SERVICE
           AVERAGE             ----------------------------------------------------------------------------------------------
         COMPENSATION                  15                 20                25                  30                  35
         ------------                  --                 --                --                  --                  --

             $  25,000              $  4,875           $  6,500          $  8,125           $  9,750            $  11,375
                50,000                12,270             16,360            20,450             24,540               28,630
                75,000                19,958             26,610            33,263             39,915               46,568
               100,000                27,645             36,860            46,075             55,290               64,505
               125,000                35,333             47,110            58,888             70,665               82,443
               150,000                43,020             57,360            71,700             86,040              100,380


            The remuneration covered by the Retirement Plan is an employee's "final average earnings" which, under the terms of the Retirement Plan is defined to be the average of the highest five consecutive calendar years of base salary (reported as "Salary" in the Summary Compensation Table above) earned by the employee during the five calendar years prior to his or her date of retirement, termination, disability or death. No offset for primary social security benefits received by a pensioner is allowed with respect to the benefits paid under the Retirement Plan.

            Based on current compensation and assuming retirement at the normal retirement age of 65, it is estimated that the annual retirement benefit for Messrs. Beale and Motley will be $57,088 and $56,078, respectively. The final average earnings and the respective years of service as of October 1, 1996, for Mr. Beale were $98,725 and seven years, respectively, and for Mr. Motley were $96,993 and twenty-eight years, respectively. For 1996 and 1995, the Company contributed $248,330 and $107,201, respectively, to the Retirement Plan.

            PROFIT SHARING THRIFT PLAN. The Company has adopted a defined contribution plan, established in accordance with Section 401(k) of the Internal Revenue Code, as amended (the "401(k) Plan"). The 401(k) Plan, which became effective on January 1, 1993, is sponsored and administered by the Virginia Bankers Association. Employees of the Company are eligible to participate after one year of employment. The 401(k) Plan provides for employee pre-tax unmatched contributions, not to exceed 15% of the employee's compensation. The Company is not required to, but may, make contributions to the 401(k) Plan. Employer contributions, if any, vest 20% after three years of service and increase by 20% for each of the next four years of service. During 1996, $8,247 was accrued on behalf of Mr. Beale and $6,250 on behalf of Mr. Motley under this plan.

            UNION BANK'S PLANS

            PROFIT SHARING PLAN. Union Bank also has contributed to an employees' profit sharing plan which covers all full time employees who are over 21 years of age and have completed 6 months of service. Contributions are made annually at the discretion of the Board of Directors of Union Bank. The vesting under this plan is 20% after 3 years of service, 40% after 4 years, 60% after 5 years, 80% after 6 years, and 100% after 7 years of service. Effective July 1, 1996, the funds held in this Plan were transferred to the Company's Profit Sharing Thrift Plan, and it was then terminated.

            EMPLOYEE STOCK OWNERSHIP PLAN. Union Bank also offers a Non-Contributory Employee Stock Ownership Plan and Trust (the "Union Bank ESOP"), under which all salaried employees (the "Participants") who are at least 18 years of age and who have been employed by the Company, Union Bank or Union Investment Securities, Inc., for at least 6 months are eligible to participate. Allocations of contributions under the Union Bank ESOP are discretionary at the election of the Board of Directors, and Participants are not permitted to make contributions to the Union Bank ESOP. Contributions to a Participant's account are based on proportionate "covered compensation" of the employee (generally total pay as an eligible employee and while a participant). These contributions vest 20% after 3 years, 40% after 4 years, 60% after 5 years, 80% after 6 years and are fully vested after 7 years. Service before age 18 does not count toward vesting. During 1996, $7,613 accrued under the ESOP for the benefit of Mr. Beale.

            Distributions under the Union Bank ESOP are made in Common Stock and any cash allocated to the Participant's account in a lump sum payment. In-service withdrawals and cash dividend withdrawals are permitted in certain cases from vested account balances.

            DEFERRED COMPENSATION PLAN. Union Bank offers its directors the option to participate in a deferred supplemental compensation program. All directors have entered into agreements with Union Bank to participate in the program. To participate in this plan, a director must elect to forego the directors fees that would otherwise be payable to him by Union Bank for a period of twelve consecutive months beginning immediately after his election to participate. After the twelve month period runs, the director again begins to receive the full amount of directors fees payable by Union Bank.

            While its obligation under each agreement represents an unsecured, general obligation of Union Bank, a substantial portion of the benefits payable under the agreements is funded by key-person life insurance owned by Union Bank on each director. The fees deferred by each participating director are applied towards the first year's premium expense of a life insurance policy and thereafter Union Bank pays the premiums for four years, at which time the dividends paid by the policy are sufficient to cover the premium expense. Each agreement provides that the director will receive from Union Bank a designated fixed amount, payable in equal monthly installments over a period of ten years beginning upon his retirement at age 65. No interest is paid on the installments. The amount of each director's monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, Union Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director's designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director's death prior to reaching retirement age.

            The agreement with Mr. Beale calls for Union Bank to pay him $26,500 per year for ten years upon his retirement at age 65. The agreements with certain other directors calls for Union Bank to pay an annual installment in the following amounts upon their retirement, as follows: Mr. Piland, $13,004; Mr. Hicks, $55,364; Mr. Whittaker, $16,345; and Mr. Mahon, $5,887. As of December 31, 1996, Union Bank had accrued approximately $283,000 to cover its obligations under all these agreements.

            NORTHERN NECK BANK'S PLANS

            SPLIT-DOLLAR INSURANCE PROGRAM. In addition to a group life insurance plan that is available to all employees, Northern Neck Bank offers all officers the opportunity to participate in a split-dollar insurance program. The insurance benefit under this program is equal to four times an officer's annual salary in effect at the time he becomes eligible to participate in the program. While Northern Neck Bank covers 80% of the annual premium expense, each participant is obligated to reimburse, without interest, Northern Neck Bank for the aggregate amount advanced on his behalf during his participation in the program. Northern Neck Bank recovers its cost from each participant at retirement or from the proceeds of the policy if the participant dies before reaching retirement age.

            KING GEORGE STATE BANK PLANS

            PROFIT SHARING THRIFT PLAN. King George Bank has adopted a defined contribution plan, established in accordance with Section 401(k) of the Internal Revenue Code, as amended (the "401(k) Plan"). The 401(k) Plan, which became effective on June 1, 1994, is sponsored and administered by the Virginia Bankers' Association. Employees of King George Bank are eligible to participate after one year of employment. The 401(k) Plan provides for employee pre-tax unmatched contributions, not to exceed 6% of the employee's compensation. King George Bank is not required to, but may, make contributions to the 401(k) Plan. Employer contributions, if any, vest 20% after three years of service and increase by 20% for each of the next four years of service.

            DEFERRED COMPENSATION PLAN. King George Bank maintains a voluntary deferred compensation program which permits eligible directors and officers to defer receipt of a portion of their directors' fees. The Bank has purchased life insurance on all of the participants in amounts that, in the aggregate, actuarially fund its future liabilities under this program, and it is the owner and sole beneficiary of all such insurance. The program has been designed so that, if assumptions as to mortality experience, policy dividends, tax effects, and other factors are realized, the compensation deferred by a participant will cover all premium payments and benefit payments, plus a factor for the use of funds of the Bank.

            While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability. Under the terms of the directors' benefit plan, a participant, or his beneficiary, will receive upon retirement a monthly retirement payment for life, payable for a minimum of 15 years. The plan also provides for a reduced payment to a participant's beneficiary in the event that the participant dies prior to retirement, payable for a period of 15 years from the date of death. A participant's retirement date is considered to be the later of the date a participant turns age 65 or completes 10 years of plan participation. The amount calls for King George Bank to pay Mr. Hite $50,227 per year for life with a minimum of 15 years upon his retirement at age 65.

EMPLOYMENT ARRANGEMENTS

            The Company has employment agreements with Messrs. Beale and Motley that become effective upon a change in control of the Company. Under the terms of these agreements, the Company or its successor agrees to continue these officers in its employ for a term of three years after the date of a change in control. During the contract term, these officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to the immediate prior year and bonuses at least equal to the annual bonus paid prior to the change in control. If the officer's employment is terminated during the three years other than for cause or disability as defined in the agreement, or if the officer should terminate employment because a material term of the contract is breached by the Company, the officer will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to 2.9 times the sum of the officer's base salary, annual bonus, and equivalent benefits.

            The Company also has an employment agreement with Mr. Hite which the Company assumed in connection with the King George affiliation, that becomes effective upon a change in control of the Company. Under the terms of this annual agreement, the Company or its successor agrees to continue Mr. Hite in its employ for the remaining term of the one year agreement or 90 days, whichever is greater, after the date of a change in control. During the contract term, Mr. Hite will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to the immediate prior year and a bonus. If the Mr. Hite's employment is terminated other than for cause or disability as defined in the agreement, or if he should terminate employment because a material term of the contract is breached by the Company, Mr. Hite will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to twice Mr. Hite's base salary.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            Compensation for the President and Executive Vice President of the Company is determined by the Board of Directors, excluding the President, Executive Vice President, and Senior Vice President based on the recommendation of the Compensation Committee of the Board. The Compensation Committee bases its recommendation on consideration of various factors, including the financial performance of the Company, the individual performance of the President and Executive Vice President and the compensation paid to persons in comparable positions within the industry.

            Compensation for executive officers other than the President, Executive Vice President and Senior Vice President is determined by the Board of Directors based on the recommendation of the President and Executive Vice President. Compensation levels for all executive officers are determined based on the performance of the Company, performance judgments as to the past and future contributions of the individual officers and compensation paid to executives in similar positions in the industry.

            The Board and the Compensation Committee use a subjective approach to the determination of compensation based on the factors noted above. They do not rely on formulas or weights of specific factors and neither the profitability of the Company nor the market value of its stock are directly utilized in computing the executive officer base compensation. The Company's executive compensation program has relied almost exclusively on base salary as its primary component.

            Members of the Compensation Committee

            B. Walton Mahon
            Charles H. Ryland

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            During 1996 and up to the present time, there were transactions between Union Bank and Northern Neck State Bank and the members of the Compensation Committee (Messrs. Mahon and Ryland), or their associates, all consisting of extensions of credit by either Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

            Until his retirement on March 31, 1991, Mr. Mahon served as President and Chief Executive Officer of Union Bank.

                               SHAREHOLDER RETURN

            The Company is subject to the rules of the Securities and Exchange Commission that require all public companies to present a graph of total investment return in their annual proxy statements. The graph below compares the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the NASDAQ Stock Market Index and of the NASDAQ National Market System ("NASDAQ/NMS") Bank Index, assuming that investments of $100 were made on December 31, 1991, and that dividends were reinvested.







                                           1991            1992           1993             1994            1995              1996
                                         ----------     ---------         ----             ----            ----              ----
Union Bankshares Performance Index          100            104.02          131.48           138.41          152.37           150.41
NASDAQ Stock Market Index                   100            116.38          133.59           130.59          184.67           227.16
NASDAQ/NMS Bank Index                       100            137.19          143.89           137.46          199.52           255.15


            The comparative indices used in the performance graph represent other NASDAQ listed companies and banks. The Company was first listed on NASDAQ in October 1993. While the Company's total return over this period has lagged somewhat behind these indices, the Company has, according to other measurements, outperformed its bank holding company peer group since becoming a holding company in 1992. A review of certain performance measures for the period from 1993 to September 30, 1996 for Peer Group Holding Companies within the same asset range as the Company indicates that the Company has performed well. A comparison of selected annual performance measurements for the Company (UBSH) and the Peer Group Holding Companies follows:


                                        9/30/96                               12/31/95                              12/31/94
                            ---------------------------------     ---------------------------------     ---------------------------
                                UBSH              Peer                 UBSH             Peer                 UBSH              Peer
Return on average assets        1.57 %            1.15 %                 1.45 %          1.13 %                1.62            1.08
Net interest income             4.94              4.63                   4.92            4.76                  5.02            4.74
Equity capital to assets       10.58              8.95                  10.54            9.15                 10.43            8.66
Cash dividends to net income   17.01 (1)         25.61               19.65(1)           22.11                 27.00           22.18

(1) Does not reflect fourth quarter semi-annual dividend which increased annual dividend ratio to 30.62%.

           INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

            Certain directors and officers of the Company, Union Bank, Northern Neck Bank and King George Bank and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated are customers of Union Bank, Northern Neck Bank and King George Bank. As such, these persons engaged in transactions with the Banks in the ordinary course of business during 1996, and will have additional transactions with the Banks in the future. All loans extended and commitments to lend by the Banks to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

            Union Bank has engaged the law firm of Jarrell, Hicks and Sasser, of which Mr. Hicks is a principal, to perform certain legal services for Union Bank. Northern Neck Bank has engaged Mr. Ryland to perform certain legal services for Northern Neck Bank.

                              SHAREHOLDER PROPOSALS

            In order for a shareholder proposal to be considered for possible inclusion in the 1997 Proxy Statement, it must be received by the Company's Corporate Secretary, D. Anthony Peay, Union Bankshares Corporation, 211 N. Main Street, P. 0. Box 446, Bowling Green, Virginia 22427 on or before November 1, 1997.

                           ANNUAL REPORT ON FORM 10-K

            A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1996, EXCLUDING EXHIBITS, TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PRIOR TO MARCH 31, 1997, CAN BE OBTAINED WITHOUT CHARGE BY WRITING TO D. ANTHONY PEAY, VICE PRESIDENT AND CORPORATE SECRETARY, UNION BANKSHARES CORPORATION, P.
O. BOX 446, BOWLING GREEN, VIRGINIA 22427.

PROXY

                          UNION BANKSHARES CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints G. William Beale, B. Walton Mahon, and Charles H. Ryland, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on Tuesday, April 8, 1997 at 7:00 p.m. at the Richmond County Elementary School, Warsaw, Virginia, or any adjournment thereof, on each of the following matters:

1. To elect three Class I directors to serve until the Annual Meeting of Shareholders in 2000.

[ ]   FOR all Nominees listed below     [ ]  WITHHOLD AUTHORITY TO VOTE
                                             FOR THOSE INDICATED BELOW

Homer L. Hite           E. Peyton Motley           M. Raymond Piland, III

      NOTE: You may line through the name of any individual nominee for whom you wish to withhold your vote.


2. The transaction of any other business which may properly come before the Meeting. Management at present knows of no other business to be presented at the Meeting.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

            When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.


Date:      ___________, 1997         _____________________________________
                                     Signature

                                     -------------------------------------
                                     Signature if held jointly




            The Meeting will be followed by a reception. Please indicate below whether you will be joining us for the reception.

            _____   I plan to attend   _____   I do not plan to attend